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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                  FORM 8-A/A
                               (Amendment No. 1)

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                  Telecom Corporation of New Zealand Limited
            (Exact Name of Registrant as Specified in its Charter)

             New Zealand                                   None
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

                            Telecom Networks House
                                68 Jervois Quay
                            Wellington, New Zealand
                    (Address of Principal Executive Office,
                              including zip code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

Securities Act registration statement file number to which this form relates:
33-41015

Securities to be registered pursuant to Section 12(b) of the Act: None*

    Title of each class             Name of each exchange on which each class
    to be so registered:                      is to be registered:

           None*

* The Registrant hereby amends its Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 1, 1991 relating to its Ordinary Shares.

Securities to be registered pursuant to Section 12(g) of the Act: None

                                     None
                               (Title of Class)


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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

          Telecom Corporation of New Zealand Limited (the "Registrant") hereby amends its Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on July 1, 1991 (the "Form 8-A") relating to its Ordinary Shares to reflect reregistration under the Companies Act 1993 (New Zealand) and the related adoption of the Registrant's Constitution.

Item 1.   Description of Registrant's Securities to be Registered.

The description of the Registrant's Ordinary Shares contained in Item 1 is hereby amended and restated as follows:

          The Registrant hereby incorporates by reference the portion of the Prospectus included in its Registration Statement on Form F-3 (Registration No. 333-47901) filed with the Commission on March 13, 1998 under the Securities Act of 1933, as amended, relating to its Ordinary Shares under "Description of Shares."

Item 2.   Exhibits

Item 2 is hereby amended and restated as follows:

          The following exhibits are being filed with the Commission in connection with this Registration Statement:

     1 The Constitution of the Registrant (incorporated by reference to the Registrant's annual report on Form 20-F for the fiscal year ended March 31, 1997, filed with the Commission on September 18, 1997).

     2 Form of Amended and Restated Deposit Agreement among the Registrant, The Bank of New York, as Depositary, and the owners and beneficial owners from time to time of the American Depositary Receipts issued thereunder (including the Form of American Depositary Receipt) (incorporated by reference to Exhibit A to Amendment No. 2 to the Registration Statement on Form F-6 for Depositary Shares evidenced by American Depositary Receipts for Ordinary Shares of the Registrant, filed with the Commission on March 15, 1997).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to the Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


Date: March 26, 1998

                                    TELECOM CORPORATION OF NEW ZEALAND LIMITED



                                    By:  /s/ M R Gillespie
                                       -----------------------------
                                       Name:     M R Gillespie
                                       Title:    Company Secretary




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